UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement and Pre-Funded Warrant

On August 17, 2026 (the “Closing Date”), Cypherpunk Technologies Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Moria Mining, LLC, a Delaware limited liability company (the “Seller”), Winklevoss Treasury Investments, LLC, a Delaware limited liability company and an affiliate of Seller (“WTI” and together with Seller, the “Seller Parties”), and Cypherpunk Mining LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “Buyer” and together with the Company, the “Buyer Parties”).

Pursuant to the APA, the Buyer agreed (i) to purchase and acquire from the Seller certain assets and rights (collectively, the “Purchased Assets”), consisting solely of (a) the Mining Equipment (as defined in the APA), (b) the Hosting Agreements (as defined in the APA) and (c) the other assets, properties and rights described in Section 1.01 of the APA, at an aggregate purchase price of $33,333,333, payable in the form of a pre-funded warrant to purchase 43,290,042 shares (the “Warrant Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Pre-Funded Warrant”) to be issued by the Company to WTI at the Closing (as defined in the APA) and (ii) to assume and pay, perform, fulfill and discharge all Liabilities (as defined in the APA) of Seller arising out of or relating to the Purchased Assets, on or after the Closing, other than the Excluded Liabilities (as defined in the APA) (the “Sale Transaction”).

The exercise price of the Pre-Funded Warrant is equal to $0.001 per Warrant Share. The exercise price per share of the Pre-Funded Warrant and the number and kind of Warrant Shares issuable upon exercise of the Pre-Funded Warrant are subject to adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. Subject to certain limitations on the right to exercise the Pre-Funded Warrant that are set forth in the Pre-Funded Warrant and described in summary form below, the Pre-Funded Warrant is exercisable at any time after the date of issuance, either in cash or by means of a cashless exercise and will not expire until the date the Pre-Funded Warrant is fully exercised.

The Pre-Funded Warrant may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates) immediately following such exercise would exceed 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of the Pre-Funded Warrant; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving notice to the Company (with 61 days’ notice required for increases), but not to any percentage in excess of 19.99%. The Company will submit to its stockholders at its next annual meeting a proposal to approve, in accordance with applicable Nasdaq rules, the issuance of the Warrant Shares upon exercise of the Pre-Funded Warrant in excess of 5,377,442, which is approximately equal to 4.99% of the shares of Common Stock issued and outstanding immediately prior to the signing of the APA, and the removal of the other limitations on exercise set forth in the Pre-Funded Warrant (the “Stockholder Proposal”). The Company is obligated to use commercially reasonable efforts to obtain stockholder approval of the Stockholder Proposal at the next annual meeting of the Company's stockholders (the “Stockholder Meeting Deadline”). If, despite the Company’s commercially reasonable best efforts, the Company is unable to obtain stockholder approval on or prior to the Stockholder Meeting Deadline, the Company is required to use commercially reasonable efforts to promptly obtain approval of the Stockholder Proposal, including by seeking such approval at the next-occurring annual meeting of the Company’s stockholders until the Stockholder Proposal is approved. In addition, WTI is required to participate and vote all voting securities of the Company held by it, or over which it exercises voting power (other than any Warrant Shares which are not entitled to vote on the Stockholder Proposal pursuant to Section 2(f) of the Pre-Funded Warrant and applicable Nasdaq Listing Rules), to approve the Stockholder Proposal.

The APA contains representations, warranties, covenants and indemnification provisions of each of the Seller Parties and the Buyer Parties that are customary for transactions similar to the Sale Transaction.

The APA contains representations and warranties that the parties thereto made to, and are solely for the benefit of, each other. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts since they were made only as of the date of the APA. Moreover, information concerning the subject matter of such representations and warranties might change after the date of the APA, which subsequent information might or might not be fully reflected in public disclosures.

Seller is an affiliate of WTI. WTI beneficially owns 19.9% of Company’s stock. As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on October 9, 2025, WTI previously entered into an agreement with the Company giving WTI the right to designate two directors to the Board of Directors of the Company (the “Board”). WTI has exercised those rights to appoint Mr. William McEvoy and Mr. Khing Oei to the Board. In accordance with Company's Related Person Transaction Policy, the transaction was approved by Nominating and Corporate Governance Committee.

The foregoing description of the APA and the Pre-Funded Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the APA and the Pre-Funded Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

First Amendment to the Registration Rights Agreement

As previously disclosed, on October 6, 2025, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of all Registrable Securities (as defined in the Registration Rights Agreement).

On August 17, 2026, the Company and the holders of a majority of the Registrable Securities then subject to the Registration Rights Agreement, entered into a first amendment to the Registration Rights Agreement (the “First RRA Amendment”). Pursuant to the First RRA Amendment, in connection with the issuance of the Pre-Funded Warrant, the parties agreed to, among other things, amend the definition of “Registrable Securities” to include all shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) of the Company currently owned or hereafter acquired by WTI on the terms set forth in the Registration Rights Agreement as amended by the First RRA Amendment.

The foregoing description of the First RRA Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First RRA Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the description of the Pre-Funded Warrant and Warrant Shares is hereby incorporated by reference into this Item 3.02. The Pre-Funded Warrant was, or will be, as the case may be, offered and sold pursuant to an exemption from the registration requirements of were, or will be, as the case may be, of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01	Other Events.

On August 18, 2026, the Company issued a press release titled “Cypherpunk Technologies Launches World’s Largest Zcash Mining Fleet”. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
1.1	Asset Purchase Agreement, dated August 17, 2026, by and among the Company, Moria Mining, LLC, Winklevoss Treasury Investments, LLC and Cypherpunk Mining LLC.
4.1	Form of Pre-Funded Warrant to Purchase Common Stock.
10.1	First Amendment to Form of Registration Rights Agreement.
99.1	Press Release of Cypherpunk Technologies Inc. dated August 18, 2026.
104	Cover page interactive data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: August 18, 2026	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO